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                                                                 Exhibit 8.1

                         [LATHAM & WATKINS LETTERHEAD]

                                  June 6, 1996



Summit Family Restaurants Inc.
440 Lawndale Drive
Salt Lake City, Utah  84115-2917

                 Re:      CKE Restaurants, Inc. Registration
                          Statement on Form S-4
                          ----------------------------------

Ladies/Gentlemen:

                 You have requested our opinion concerning the material federal income tax consequences to holders of the stock of Summit Family Restaurants Inc. ("Summit") of the merger of a newly-formed, wholly-owned subsidiary of CKE Restaurants, Inc., with and into Summit, in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 6, 1996 (the "Registration Statement").

                 The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, it is our opinion that the material federal income tax consequences are accurately set forth under the heading "Certain Federal Income Tax Consequences" in the Registration Statement. No opinion is expressed as to any matter not discussed therein.

                 This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.





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Summit Family Restaurants Inc.
June 6, 1996
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                 This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference of our firm under the heading "Certain Federal Income Tax Consequences."

                                        Very truly yours,

                                        /s/ LATHAM & WATKINS